Exhibit 5

LATAM Airlines Group S.A.

Lock-Up Agreement

July 18, 2024

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Barclays Capital Inc.

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re: LATAM Airlines Group S.A. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with LATAM Airlines Group S.A. (the “Company”), a publicly held stock corporation (sociedad anónima abierta) duly organized under the laws of the Republic of Chile, providing for a public offering in the United States (the “Public Offering”) by certain of the shareholders of the Company of American Depositary Shares (the “ADSs”), each representing 2,000 common shares of the Company (the “Common Stock”), pursuant to a Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, subject to the provisions herein, during the period beginning from the date of this lock-up agreement (the “Lock-Up Agreement”) and continuing to and including the date 120 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Lock- Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of Common Stock or ADSs, or any options or warrants to purchase any shares of Common Stock or ADSs, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock or ADSs (such shares of Common Stock, ADSs, options, rights, warrants or other securities, collectively, the “Lock-Up Securities”), including, without limitation, any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock, ADSs or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clauses (i), (ii) or (iii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period, except pursuant to the provisions below.

Notwithstanding the foregoing, the undersigned may:

(a)	transfer the undersigned’s Lock-Up Securities

(i)	deposit Underlying Shares with the Depositary against the issuance of ADS,

(ii)	as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes,

(iii)	upon death by will, testamentary document or intestate succession,

(iv)	if the undersigned is a natural person, to any member of the undersigned’s immediate family (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust,

(v)	to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(vi)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(ii) through (v) above,

(vii)	if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the U.S. Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity which fund or entity is controlled or managed by the undersigned or affiliates of the undersigned, or (B) as part of a distribution by the undersigned or a corporation, partnership, limited liability company or other business entity affiliated with the undersigned to its direct or indirect shareholders, partners, members or other equityholders or to the estate of any such shareholders, partners, members or other equityholders,

(viii)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or otherwise pursuant to an order of court or regulatory agency (for purposes hereof, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self- regulatory body or organization, in each case of competent jurisdiction),

(ix)	to the Company from a current or former director, officer or employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(x)	if the undersigned is not an officer or director of the Company, in connection with a sale of the undersigned’s shares of Common Stock or ADSs acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the closing date of the Public Offering,

(xi)	to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock or ADSs (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Registration Statement, the preliminary prospectus relating to the ADSs included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement, or

(xii)	with the prior written consent of the Representatives on behalf of the Underwriters; provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement, (C) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer or distribution (other than a required filing on Schedule 13D, Schedule 13D/A, Schedule 13G or Schedule 13G/A of the Exchange Act that is required to be filed during the Lock-Up Period), and (D) in the case of clauses (a)(vii), (viii), (ix) and (x) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clause (a)(vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;

(b)	enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that (i) none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned or the Company in connection with such trading plan, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period;

(c)	transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement; and

(d)	take any actions that are necessary or appropriate (i) for the purposes of pledging, hypothecating, charging or granting any lien, mortgage or other security interest (the “Pledge”) in respect of any of the Lock-Up Securities to or for the benefit of one or more lenders or finance counterparties (as well as any security agent, securities intermediary and/or custodian) (collectively, the “Pledgees”) in connection with a bona fide loan (including any margin loan), advance, extension of credit, or other financing transaction provided to a Selling Shareholder and/or its affiliates (a “Financing Transaction”); or (ii) to permit the Pledgees to enforce their security interest under a Financing Transaction by selling, transferring, appropriating or otherwise disposing of the Lock-Up Securities.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned; provided, however, that this paragraph shall not apply to (i) an investment company registered under the Investment Company Act of 1940, as amended, (ii) an institutional client (or an entity directly or indirectly wholly owned by an institutional client) advised or sub-advised by an investment adviser registered under the Investment Advisers Act of 1940, as amended, or (iii) their respective affiliates.

For the avoidance of doubt, the restrictions described in this Lock-Up Agreement shall not apply to the sale of the undersigned’s ADSs pursuant to the Underwriting Agreement.

The undersigned now has, and, except as contemplated by clauses (a) and (c) of the third paragraph of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that neither the Underwriters nor the Company have made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Public Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any shares of Common Stock of ADSs, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase additional Shares), (iii) the date on which the Selling Shareholders representing a majority of the ADSs to be sold by all Selling Shareholders notify the Representatives, in writing and prior to the execution of the Underwriting Agreement, that they do not intend to proceed with the Public Offering and (iv) August 15, 2024 in the event that the Underwriting Agreement has not been executed by such date.

The undersigned understands that the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of page intentionally blank. Signature page follows.]

Very truly yours,

Green Pasture S.à. r.l

By:	/s/ Lewis Schwartz
Name: Lewis Schwartz
Title: Manager A

By:	/s/ Julien Goffin
Name: Julien Goffin
Title: Manager B

Grouse Moor S.à. r.l

By:	/s/ Lewis Schwartz
Name: Lewis Schwartz
Title: Manager A

By:	/s/ Julien Goffin
Name: Julien Goffin
Title: Manager B

Meadow Garden S.à. r.l

By:	/s/ Lewis Schwartz
Name: Lewis Schwartz
Title: Manager A

By:	/s/ Julien Goffin
Name: Julien Goffin
Title: Manager B

Wild Heath S.à. r.l

By:	/s/ Lewis Schwartz
Name: Lewis Schwartz
Title: Manager A

[Signature Page to Lock-Up Agreement]

By:	/s/ Julien Goffin
Name: Julien Goffin
Title: Manager B

Ashton Gate S.à. r.l

By:	/s/ Lewis Schwartz
Name: Lewis Schwartz
Title: Manager A

By:	/s/ Julien Goffin
Name: Julien Goffin
Title: Manager B

Strategic Value New Rising Fund LP
By: SVP New Rising Management LLC

By:	/s/ Lewis Schwartz
Name: Lewis Schwartz
Title: Chief Financial Officer

[Signature Page to Lock-Up Agreement]